UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 22, 2009

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	I.R.S. Employer Identification No.

001-31303	BLACK HILLS CORPORATION (A South Dakota Corporation) 625 Ninth Street Rapid City, South Dakota 57701 Telephone 605.721.1700	46-0458824

1-7978	BLACK HILLS POWER, INC. (A South Dakota Corporation) 625 Ninth Street, PO Box 1400 Rapid City, South Dakota 57701 Telephone 605.721.1700	46-0111677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On October 22, 2009, Black Hills Power, Inc. (the “Company”), a direct, wholly-owned subsidiary of Black Hills Corporation, entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets Corporation, RBS Securities Inc. and Scotia Capital (USA) Inc., acting for themselves and as representatives of the several underwriters named in Schedule A to the Underwriting Agreement, in connection with an underwritten public offering (the “Offering”) of $180 million aggregate principal amount of the Company’s first mortgage bonds, 6.125% Series AF due 2039 (the “Bonds”). The Bonds have been registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement (File No. 333-150669-01) (the “Registration Statement”). The closing of the Offering is expected to occur on October 27, 2009, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds of the Offering to pay the amount of all principal and interest outstanding under its Utility Money Pool Agreement with Black Hills Corporation, Cheyenne Light, Fuel and Power Company and Black Hills Utility Holdings, Inc. (the “Utility Money Pool Agreement”), pursuant to which the Company has borrowed approximately $103.3 million from Black Hills Corporation, at a variable interest rate which was 0.95% at September 30, 2009, to fund certain project costs for the construction of Wygen III, a 110 megawatt coal-fired base load electric generation facility located near Gillette, Wyoming, which is expected to become operational in mid-2010. The Company expects to use approximately $27 million of the net proceeds to pay its share of the remaining total project cost for the construction of Wygen III.  The expected total cost of construction is approximately $255 million, which includes estimates of allowances for funds used during construction.  In April 2009, the Company sold a 25% ownership interest in Wygen III to MDU Resources Group, Inc. and the Company expects to retain ownership of a majority of the facility’s capacity. The Company expects to use approximately $30 million of the net proceeds to repay its Series AC, 8.06% first mortgage bonds upon their maturity in February 2010.  Black Hills Corporation expects to use the funds received from the Company upon repayment by the Company of the $103.3 million owed under the Utility Money Pool Agreement to pay down outstanding borrowings owed by Black Hills Corporation under its unsecured revolving credit facility.  Borrowings under Black Hills Corporation’s unsecured revolving credit facility accrue interest at a variable interest rate which was 0.95% at September 30, 2009.

The Underwriting Agreement is included in this Current Report on Form 8-K as Exhibit 1 hereto and is incorporated by reference into this Item 1.01 as though fully set forth herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Offering is being made only by means of a prospectus and related prospectus supplement.

Item 8.01                                             Other Events.

The Company is offering and selling the Bonds under the Registration Statement and accompanying prospectus and prospectus supplement, which Registration Statement relates to the offer and sale on a delayed basis from time to time of an indeterminate amount of the Company’s first mortgage bonds. This Current Report on Form 8-K is being filed in connection with the offer and sale of the Bonds as described herein. A copy of the Press Release announcing the pricing of the Bonds is attached as Exhibit 99 hereto.

Item 9.01               Financial Statements and Exhibits.

(d)                                 Exhibits.

The Registrant files the following exhibits as part of this report:

Exhibit 1*

Underwriting Agreement dated October 22, 2009, among the Company and RBC Capital Markets Corporation, RBS Securities Inc. and Scotia Capital (USA) Inc., acting for themselves and as representatives of the several underwriters.

Exhibit 4*	Second Supplemental Indenture dated as of October 27, 2009, between the Company and The Bank of New York Mellon, as Trustee.

Exhibit 99	Press Release, dated October 22, 2009.

* Filed as an exhibit to the Company’s Post-Effective Amendment No. 2 to Form S-3 (No. 333-150669-01) filed on October 27, 2009, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION, Registrant

BLACK HILLS POWER, INC., Registrant

	By:	/s/ ANTHONY S. CLEBERG
Anthony S. Cleberg
Executive Vice President and Chief Financial Officer of Black Hills Corporation and Black Hills Power, Inc.

Date: October 26, 2009

Exhibit Index

Exhibit 1*

Underwriting Agreement dated October 22, 2009, among the Company and RBC Capital Markets Corporation, RBS Securities Inc. and Scotia Capital (USA) Inc., acting for themselves and as representatives of the several underwriters.

Exhibit 4*	Second Supplemental Indenture dated as of October 27, 2009, between the Company and The Bank of New York Mellon, as Trustee.

Exhibit 99	Press Release, dated October 22, 2009.

* Filed as an exhibit to the Company’s Post-Effective Amendment No. 2 to Form S-3 (No. 333-150669-01) filed on October 27, 2009, and incorporated by reference herein.